                   COHERENT COMMUNICATIONS SYSTEMS CORPORATION



      NET INCOME PER COMMON SHARE-EXHIBIT 11

                                                                    QUARTER ENDED
                                                                      MARCH 31,
                                                  ---------------------------------------------------
                                                           1997                        1996
                                                  -----------------------     -----------------------
Net income available for
common stockholders                                           $2,905,000                  $2,118,000
                                                  =======================     =======================

Average common shares outstanding                             15,127,000                  14,733,000

Average common share equivalents:
      Options                                                    383,000                     724,000
                                                  -----------------------     -----------------------

Average number of common and
common share equivalents outstanding                          15,510,000                  15,457,000
                                                  =======================     =======================

Net income per common share                                         0.19                        0.14
                                                  -----------------------     -----------------------

                                       12